Exhibit 10.5

[Execution Version]

INTERCREDITOR AND COLLATERAL COOPERATION AGREEMENT

Dated as of

May 22, 2013

Among

JPMORGAN CHASE BANK, N.A.,

as Representative with respect to the ABL Credit Agreement,

GOLDMAN SACHS BANK USA,

as Representative with respect to the Term Loan Agreement,

J.C. PENNEY CORPORATION, INC.

and

THE OTHER GRANTORS PARTY HERETO

i

TABLE OF CONTENTS

(continued)

ii

INTERCREDITOR AND COLLATERAL COOPERATION AGREEMENT

INTERCREDITOR AND COLLATERAL COOPERATION AGREEMENT (this “Agreement”), dated as of May 22, 2013, among JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as Representative with respect to the ABL Credit Agreement, GOLDMAN SACHS BANK USA (“GS Bank”), as Representative with respect to Term Loan Agreement, J.C. PENNEY CORPORATION, INC. (the “Borrower”), and each of the other Grantors party hereto.

WHEREAS, J.C. Penney Company, Inc. (“Holdings”), the Borrower, certain subsidiaries of the Borrower, JPMorgan, as administrative agent (the “ABL Agent”) and the lenders party thereto are parties to that certain Amended and Restated Credit Agreement, dated as of January 27, 2012 (as amended and restated as of February 8, 2013 and as further amended on or prior to the date hereof, the “ABL Credit Agreement”), pursuant to which such lenders have made and have agreed to make loans and extend other financial accommodations to the Borrower; and

WHEREAS, Holdings, the Borrower, certain subsidiaries of the Borrower, GS Bank, as administrative agent, (the “Term Loan Agent”) and the lenders party thereto are parties to that certain Credit and Guaranty Agreement, dated as of May 22, 2013 (the “Term Loan Agreement”), pursuant to which such lenders have agreed to make loans to the Borrower; and

WHEREAS, the Grantors and the ABL Agent are parties to that certain Amended and Restated Guarantee and Security Agreement, dated as of January 27, 2012 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified, the “ABL Security Agreement”), pursuant to which such Grantors have granted Liens on certain of their assets securing the ABL Secured Obligations; and

WHEREAS, the Grantors and Term Loan Agent are parties to that certain Pledge and Agreement, dated as of May 22, 2013 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified, the “Term Loan Security Agreement”), pursuant to which such Grantors and certain of their Subsidiaries have granted Liens on certain of their assets securing the Term Loan Secured Obligations; and

WHEREAS, the Term Loans constitute both Permitted First-Lien Indebtedness and Permitted Second-Lien Indebtedness (each under and as defined in the ABL Credit Agreement) and, as such, the Term Loans are required by the ABL Credit Agreement to be subject to both an Intercreditor Agreement and Collateral Cooperation Agreement (each as defined in the ABL Credit Agreement) (the “Specified Permitted Second-Lien Indebtedness Requirements”); and

WHEREAS, it is the desire of the parties hereto to enter into this Agreement to satisfy the Specified Permitted Second-Lien Indebtedness Requirements and to set forth their respective rights and priorities with respect to the Common Collateral;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:

SECTION 1. Definitions; Other Interpretive Provisions.

1.1 Definitions.

The following terms, as used herein (including the foregoing recitals), have the following meanings:

“ABL Agent” has the meaning set forth in the first WHEREAS clause of this Agreement; provided that the term “ABL Agent” shall also mean the Representative for the holders of any indebtedness outstanding under any Replacement ABL Credit Agreement then extant.

“ABL Credit Agreement” has the meaning set forth in the first WHEREAS clause of this Agreement; provided that the term “ABL Credit Agreement” shall also include any Replacement ABL Credit Agreement, in each case as any such agreement may be amended, supplemented or otherwise modified in accordance with the terms hereof and thereof.

“ABL Loan Documents” means (i) the “Loan Documents” as defined in the ABL Credit Agreement or (ii) the “Loan Documents” (or comparable term) as defined in any Replacement ABL Credit Agreement, as the case may be.

“ABL Priority Collateral” means any and all present and future right, title and interest of the Grantors in and to the following, whether now owned or hereafter acquired, existing or arising, and wherever located: (i) all Accounts (other than Accounts that are the identifiable proceeds of the sale or other disposition of Term Loan Exclusive Collateral); (ii) all Deposit Accounts and all cash credited thereto, including, without limitation, the Concentration Account and the Control Accounts and all cash credited thereto (other than any Deposit Account that contains solely the identifiable cash proceeds of property that was Term Loan Exclusive Collateral when such cash proceeds arose); (iii) all Inventory; (iv) all Payment Intangibles; (v) all Securities Accounts and all cash, securities and other financial assets credited thereto on which Liens are granted (or purported to be granted) to secure the ABL Secured Obligations to the extent required by Section 5.16 of the ABL Credit Agreement as in effect on the date hereof (or any substantially equivalent provision under any Replacement ABL Credit Agreement) (other than any Securities Account that contains solely the identifiable proceeds of property that was Term Loan Exclusive Collateral when such proceeds arose); (vi) all books and records pertaining to any and/or all of the items set forth in clauses (i) – (v) above and (vii) below; and (vii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all supporting obligations given by any Person with respect to the foregoing. Terms used in the foregoing definition which are defined in the Uniform Commercial Code and not otherwise defined in this Agreement have the meanings specified in the Uniform Commercial Code.

“ABL Priority Collateral Enforcement Actions” has the meaning specified in Section 7.3(a).

“ABL Priority Collateral Processing and Sale Period” has the meaning specified in Section 7.3(a).

“ABL Priority DIP Financing” has the meaning specified in Section 5.2(a).

“ABL Secured Obligations” means all “Obligations” (or comparable term) as defined in the ABL Credit Agreement (including, for the avoidance of doubt, in any Replacement ABL Credit Agreement).

“ABL Secured Parties” means holders from time to time of the ABL Secured Obligations.

“ABL Security Agreement” has the meaning set forth in the fourth WHEREAS clause of this Agreement; provided that if a Replacement ABL Credit Agreement is in effect, “ABL Security Agreement” shall be deemed to be a reference to each agreement pursuant to which Liens have been granted to secure obligations under such Replacement ABL Credit Agreement, in each case as any such agreement may be amended, supplemented or otherwise modified in accordance with the terms hereof and thereof.

“Additional Debt” has the meaning specified in Section 11.3(b).

“Adequate Protection Liens” means any Liens granted in any Insolvency Proceeding to any Secured Party as adequate protection of the Secured Obligations held by such Secured Party.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Borrower” has the meaning set forth in the preamble of this Agreement.

Class” refers to the determination (x) in relation to any Common Collateral, (i) with respect to any Secured Obligations, whether such Secured Obligations are First Priority Obligations or Second Priority Obligations and (ii) with respect to any Secured Party, whether such Secured Party is a First Priority Secured Party or a Second Priority Secured Party and (y) in relation to any Secured Obligations, whether such Secured Obligations are ABL Secured Obligations or Term Loan Secured Obligations.

“Common Collateral” means all ABL Priority Collateral of the Grantors on which Lien have been granted (or purported to be granted) to secure both the ABL Secured Obligations and the Term Loan Secured Obligations.

“Comparable Second Priority Security Document” means, in relation to any Common Collateral subject to any First Priority Security Document, that Second Priority Security Document that creates a security interest in the same Common Collateral, granted by the same Grantor, as applicable.

“Concentration Account” has the meaning set forth in the ABL Credit Agreement as in effect on the date hereof.

“Control Accounts” has the meaning set forth in the ABL Credit Agreement as in effect on the date hereof.

“Copyright License” means any agreement now or hereafter in existence granting to any Grantor, or pursuant to which any Grantor grants to any other Person, any right to use any Copyright.

“Copyrights” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all copyright rights in any work subject to the copyright laws of the United States of America or any other country or group of countries or any political subdivision thereof, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States of America or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office (or any similar office in any other country).

“Deposit Account” has the meaning set forth in the ABL Credit Agreement as in effect on the date hereof.

“DIP Financing” has the meaning specified in Section 5.2.

“Effective Date” means May 22, 2013.

“Enforcement Action” means, with respect to any Class of Secured Obligations, the exercise of any rights and remedies with respect to any Common Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies under the Loan Documents governing such Class, or applicable law, including without limitation the right to repossess, remove and otherwise deal with such Common Collateral, the right to advertise and conduct public auctions or private sales of such Common Collateral, in each case without notice (other than any notice required by law), the exercise of any rights of set-off, recoupment or credit bidding, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code, the Bankruptcy Code (including credit bidding rights) or other similar creditors’ rights, bankruptcy, insolvency, reorganization or similar laws of any applicable jurisdiction (including, without limitation, consenting to a “going out of business” or similar sale by any Grantor) (including, without limitation, a store closing sale, going out of business sale or other disposition by any Grantor of any ABL Priority Collateral conducted at the direction of the ABL Agent after the occurrence of an event of default under the ABL Loan Documents).

“Equity Interests” has the meaning specified in Section 4.4.

“First Priority Documents” means the ABL Loan Documents.

“First Priority Lien” means any Lien on any Common Collateral securing the First Priority Obligations.

“First Priority Obligations” means the ABL Secured Obligations. To the extent any payment with respect to any First Priority Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Second Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“First Priority Obligations Payment Date” means, the first date on which (i) the First Priority Obligations (other than those that constitute Unasserted Contingent Obligations) have been paid in cash in full (or, if applicable, cash collateralized or defeased in accordance with the terms of the applicable First Priority Documents), (ii) all commitments to extend credit under the applicable First Priority Documents have been terminated, (iii) there are no outstanding letters of credit or similar instruments issued under the applicable First Priority Documents (other than such as have been cash collateralized or defeased or otherwise provided for in accordance with the terms of the applicable First Priority Documents), and (iv) the First Priority Representative has delivered a written notice to the Second Priority Representative stating that the events described in clauses (i), (ii) and (iii) above have occurred to the satisfaction of the First Priority Secured Parties. For avoidance of doubt, a Refinancing of First Priority Obligations that is permitted hereby shall not give rise to the First Priority Obligations Payment Date unless the terms thereof expressly so provide with reference to this Agreement.

“First Priority Representative” means the collective reference to each Representative for the holders of the First Priority Obligations.

“First Priority Secured Parties” means the First Priority Representative and the holders of the First Priority Obligations.

“First Priority Security Documents” means each agreement or document granting or purporting to grant a Lien on any Common Collateral to secure First Priority Obligations.

“Grantor Joinder Agreement” means a supplement to this Agreement substantially in the form of Annex III, appropriately completed.

“Grantors” means Holdings, the Borrower and each Subsidiary of the Borrower that has at any time granted a Lien on any assets that constitute Common Collateral.

“Holdings” has the meaning set forth in the first WHEREAS clause of this Agreement.

“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Intellectual Property” means all Copyrights, Patents, Trademarks, Copyright Licenses, Patent Licenses and Trademark Licenses.

“Inventory” has the meaning set forth in the ABL Credit Agreement as in effect on the date hereof.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Loan Document” means any of the ABL Loan Documents or the Term Loan Documents.

“Patent License” means any agreement now or hereafter in existence granting to any Grantor, or pursuant to which any Grantor grants to any other Person, any right with respect to any Patent or any invention now or hereafter in existence, whether patentable or not, whether a patent or application for patent is in existence on such invention or not, and whether a patent or application for patent on such invention may come into existence or not.

“Patents” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all letters patent of the United States of America or the equivalent thereof in any other country or group of countries or any political subdivision thereof,, all registrations and recordings thereof, and all applications for letters patent of the United States of America or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof.

“Payment Intangibles” has the meaning set forth in the ABL Credit Agreement as in effect on the date hereof.

“Permitted Second-Lien Indebtedness Requirements” has the meaning set forth in the third WHEREAS clause of this Agreement.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited or unlimited liability company or other entity, or a government or any political subdivision or agency thereof.

“Post-Petition Interest” means any interest, fees, expenses or other amount that accrues or would have accrued after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in any such Insolvency Proceeding.

“Refinance” means, in respect of any indebtedness, to extend, refinance, renew or replace, defease or refund such indebtedness, in each case, in whole or in part and/or with the same or different lenders, agents or arrangers and including any increase in the principal amount of the loans and commitments provided thereunder. “Refinanced” and “Refinancing” shall have correlative meanings.

“Reorganization Plan” means a plan of reorganization pursuant to Chapter 11 of the Bankruptcy Code.

“Replacement ABL Credit Agreement” means (i) any replacement credit agreement entered into by the Grantors (or any of them) to Refinance the indebtedness outstanding under the then-extant ABL Credit Agreement or (ii) in the event that no indebtedness is outstanding under the then-extant ABL Credit Agreement, any replacement credit agreement entered into by the Grantors (or any of them), so long as, in the case of each of clauses (i) and (ii), the commitments under the then-extant ABL Credit Agreement shall have also been terminated; provided that (w) the incurrence of such indebtedness and the Liens securing such indebtedness is permitted by (1) the then-extant Term Loan Documents and (2) this Agreement (including, without limitation, Section 6.2), (x) the Borrower shall have designated the Representative of the holders of the indebtedness under such replacement credit agreement as the “ABL Agent” by delivering a writing to such effect to the Term Loan Agent, (y) the provisions of Section 6.2(a) of this Agreement shall have been complied with and (z) the Borrower shall have delivered to the Term Loan Agent an officer’s certificate certifying that the preceding conditions have been satisfied.

“Replacement Term Loan Agreement” means (i) any replacement loan agreement or agreements entered into by the Grantors (or any of them) to Refinance, in whole or in part, the indebtedness outstanding under any then-extant Term Loan Agreement; provided that (w) the incurrence of such indebtedness and the Liens securing such indebtedness is permitted by (1) the ABL Loan Documents and (2) this Agreement (including, without limitation, Section 6.2), (x) the Borrower shall have designated the Representative of the holders of the indebtedness under such replacement loan agreement as a “Term Loan Agent” by delivering a writing to such effect to the ABL Agent, (y) the provisions of Section 6.2(b), as applicable, of this Agreement shall have been complied with and (z) the Borrower shall have delivered to the ABL Agent an officer’s certificate certifying that the preceding conditions have been satisfied.

“Representative” means the agent, trustee, or other representative for the holders of the Secured Obligations of any Class designated pursuant to the applicable Loan Documents.

“Representative Joinder Agreement” means a supplement to this Agreement substantially in the form of Annex II, appropriately completed.

“Responsible Officer” means the chief executive officer, president, chief financial officer, secretary, assistant secretary, treasurer, assistant treasurer or controller of a Grantor.

“Second Priority Documents” means the Term Loan Documents.

“Second Priority Lien” means any Lien on any Common Collateral securing the Second Priority Obligations.

“Second Priority Obligations” means the Term Loan Secured Obligations. To the extent any payment with respect to any Second Priority Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any First Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Second Priority Permitted Actions” means the actions permitted to be taken by the Second Priority Secured Parties pursuant to Section 3.1(b) and/or Section 3.1(c).

“Second Priority Representative” means the collective reference to each Representative for the holders of the Second Priority Obligations.

“Second Priority Secured Parties” means the Second Priority Representative and the holders of the Second Priority Obligations.

“Second Priority Security Documents” means each agreement or document granting or purporting to grant a Lien on any Common Collateral to secure Second Priority Obligations, including the Term Loan Security Agreement.

“Second Priority Standstill Period” has the meaning specified in Section 3.1(b).

“Secured Obligations” means, collectively, the First Priority Obligations and the Second Priority Obligations.

“Secured Parties” means, collectively, the First Priority Secured Parties and the Second Priority Secured Parties.

“Secured Supply Chain Obligations” has the meaning set forth in the ABL Credit Agreement.

“Secured Swap Obligations” has the meaning set forth in the ABL Credit Agreement.

“Secured Treasury Services Obligations” has the meaning set forth in the ABL Credit Agreement.

“Security Documents” means, collectively, (i) the “Security Documents” (or like term) as defined in the ABL Credit Agreement and (ii) the “Collateral Documents” (or like term) as defined in the Term Loan Agreement.

“Specified Term Loan Collateral” has the meaning specified in the definition of Term Loan Exclusive Collateral.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with generally accepted accounting principles in the United States of America as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned or held.

“Term Loan Agent” has the meaning set forth in the second WHEREAS clause of this Agreement; provided that the term “Term Loan Agent” shall also mean the Representative for the holders of any indebtedness that has been designated, in accordance with this Agreement, as “Term Loan Secured Obligations” outstanding under each Replacement Term Loan Agreement then extant (and, if more than one Term Loan Agent exists at any time, “Term Loan Agent” shall be deemed to be a collective reference to each Term Loan Agent).

“Term Loan Agreement” has the meaning set forth in the second WHEREAS clause of this Agreement; provided that the term “Term Loan Agreement” shall also include any Replacement Term Loan Agreement (and if more than one Term Loan Agreement exists at any time, “Term Loan Agreement” shall be deemed to be a collective reference to each Term Loan Agreement then extant), in each case as any such agreement may be amended, supplemented or otherwise modified in accordance with the terms hereof and thereof.

“Term Loan Documents” means, collectively, the “Credit Documents” (or comparable term) as defined in each Term Loan Agreement.

“Term Loan Exclusive Collateral” means (i) all Equipment, real estate (including leasehold interests therein), Intellectual Property, equity interests and intercompany indebtedness of the Grantors and their subsidiaries, Deposit Accounts (other than the Concentration Account and the Control Accounts) that contain solely the identifiable cash proceeds of property that was Term Loan Exclusive Collateral when such cash proceeds arose, Accounts that are the identifiable proceeds of the sale or other disposition of Term Loan Exclusive Collateral (collectively, “Specified Term Loan Collateral”), and (ii) all other property or assets of the Grantors and their Subsidiaries, in each case under (i) or (ii), (x) on which Liens have been granted (or purported to be granted) to secure the Term Loan Secured Obligations, and (y) other than property or assets constituting ABL Priority Collateral. Terms used in the foregoing definition which are defined in the Uniform Commercial Code and not otherwise defined in this Agreement have the meanings specified in the Uniform Commercial Code.

“Term Loan Secured Obligations” means, collectively, (i) all “Obligations” (or comparable term) under the Term Loan Agreement and (ii) all “Obligations” (or comparable term) in respect of any other indebtedness that has been designated, in accordance with this Agreement, as “Term Loan Secured Obligations” outstanding under each Replacement Term Loan Agreement then extant.

“Term Loan Secured Parties” means the holders from time to time of the Term Loan Secured Obligations.

“Term Loan Security Agreement” has the meaning set forth in the fifth WHEREAS clause of this Agreement; provided that if more than one Term Loan Agreement is in effect, “Term Loan Security Agreement” shall be deemed to be a collective reference to each agreement pursuant to which Liens have been granted on Common Collateral to secure obligations under each Term Loan Agreement then extant, in each case as any such agreement may be amended, supplemented or otherwise modified in accordance with the terms hereof and thereof.

“Term Loans” means the “Loans” as defined in the Term Loan Agreement.

“Trademark License” means any agreement now or hereafter in existence granting to any Grantor, or pursuant to which any Grantor grants to any other Person, any right to use any Trademark.

“Trademarks” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all trademarks, service marks, trade names, trade dress, logos and other similar source or business identifiers, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States: Patent and Trademark Office or any similar offices in any State of the United States of America or any other country or group of countries or any political subdivision thereof, and all extensions or renewals thereof and (b) all goodwill connected with the use thereof or symbolized thereby.

“Unasserted Contingent Obligations” means, at any time, with respect to any Class of Secured Obligations, Secured Obligations of such Class for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (i) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any Secured Obligation of such Class and (ii) contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of Secured Obligations of such Class for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“United States” means the United States of America.

SECTION 2. Lien Priorities.

2.1 Subordination of Liens.

(a) Any and all Second Priority Liens now existing or hereafter created or arising, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, are expressly junior in priority, operation and effect to any and all First Priority Liens now existing or hereafter created or arising, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Second Priority Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any applicable law or any First Priority Document or Second Priority Document or any other circumstance whatsoever and (iii) the fact that any such First Priority Liens are (x) subordinated to any Lien securing any obligation of any Grantor other than the Second Priority Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.

(b) No Secured Party shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including without limitation, any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any security interest in the Common Collateral granted to any other Secured Party. No Second Priority Secured Party shall take, or cause to be taken, any action the purpose of which is to make any Second Priority Lien, as applicable, pari passu with or senior to the First Priority Lien. It is understood that nothing in this Section 2.1(b) is intended to prohibit any Second Priority Secured Party from exercising any rights expressly granted to it under this Agreement.

(c) Notwithstanding any failure by any Secured Party to perfect any or all of its security interests in the Common Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of any or all of the security interests in the Common Collateral granted to such Secured Party, the priority and rights as among the Secured Parties with respect to the Common Collateral shall be as set forth herein.

2.2 Nature of Obligations. Each Secured Party acknowledges that certain of the Secured Obligations are revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of such Secured Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the Secured Obligations may be increased, replaced or Refinanced, in each event, without notice to or consent by the Secured Parties (except to the extent required under Section 6) and without affecting the provisions hereof. The lien priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or Refinancing of or waiver, consent or accommodation with respect to any Secured Obligations, or any portion thereof.

2.3 Agreements Regarding Actions to Perfect Liens.

(a) The Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that UCC-1 financing statements, filed or recorded by or on behalf of such Second Priority Representative or any other Second Priority Secured Party (or any agent or other representative thereof) in respect of ABL Priority Collateral shall be in form reasonably satisfactory to the First Priority Representative.

(b) The First Priority Representative hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over any Common Collateral pursuant to the First Priority Documents, such possession or control is also for the benefit of the Second Priority Representative and the other Second Priority Secured Parties, but solely as gratuitous bailee to the extent required to perfect their security interest in such Common Collateral. Nothing in the preceding sentence shall be construed to impose any duty on the First Priority Representative (or any third party acting on its behalf) or provide any Second Priority Representative or any other Second Priority Secured Party with any rights with respect to such Common Collateral beyond those specified in this Agreement and the Second Priority Documents; provided that subsequent to the occurrence of the First Priority Obligations Payment Date in each case at the Borrower’s sole cost and expense, (i) the First Priority Representative shall (x) deliver to the Second Priority Representative (and each Grantor hereby directs such First Priority Representative to so deliver), any stock certificates or promissory notes evidencing or constituting Common Collateral in its possession or control together with any necessary endorsements to the extent required by the Second Priority Documents or (y) direct and deliver the Common Collateral as a court of competent jurisdiction otherwise directs and (ii) in the case of any Common Collateral consisting of deposit accounts or securities accounts as to which the First Priority Representative has control pursuant to an account control agreement, the First Priority Representative and the applicable Grantor shall take such actions, if any, as are required to cause control over such Common Collateral to become vested in the Second Priority Representative; provided further that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Priority Secured Parties, and the Second Priority Secured Parties and shall not impose on the First Priority Secured Parties any obligations in respect of the disposition of any Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.

(c) Other than as set forth in the first proviso to the second sentence of the immediately preceding paragraph, any First Priority Secured Party with physical possession of or control over Common Collateral shall not have any duty or liability to protect or preserve any rights pertaining to any of such Common Collateral and, except for gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction, and each Second Priority Secured Party hereby waives and releases such Person from all claims and liabilities arising pursuant to such Person’s role as gratuitous bailee with respect to such Common Collateral.

2.4 No New Liens. (a) The parties hereto agree that there shall be no Lien, and no Grantor shall have any right to create any Lien, on any asset of such Grantor consisting of or constituting ABL Priority Collateral securing any Secured Obligation of such Grantor if such asset is not also subject to a Lien securing each other Secured Obligation of such Grantor, except that (x) nothing contained in this Section 2.4 shall preclude (i) the First Priority Secured Parties from being granted Adequate Protection Liens on ABL Priority Collateral regardless of whether any Adequate Protection Liens thereon are granted to the Second Priority Secured Parties or (ii) the Second Priority Secured Parties from being granted Adequate Protection Liens in accordance with Section 5.4 and (y) this Section 2.4 shall be inapplicable to any Lien securing Secured Supply Chain Obligations, Secured Swap Obligations, Secured Treasury Services Obligations and/or Letters of Credit (including the cash collateralization thereof) (each, as defined in the ABL Credit Agreement), and not any other obligations, that is permitted under both the ABL Credit Agreement and the Term Loan Agreement. If any Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Grantor constituting ABL Priority Collateral securing the Secured Obligations of such Grantor, which assets are not also subject to a Lien securing the other Secured Obligations of such Grantor as required by the first sentence of this Section 2.4, then such Secured Party shall, without the need for any further consent of any other Secured Party, and notwithstanding anything to the contrary in any Loan Document, be deemed to hold and have held such Lien for the benefit of the Secured Parties holding Secured Obligations that are required to have a Lien on such assets by the first sentence of this Section 2.4 (and each such Lien so deemed to have been held shall be subject in all respects to the provisions of this Agreement, including without limitation the lien subordination provisions set forth in Section 2.1).

(b) Subject to Section 5.4(b), the ABL Secured Parties agree that they will not take or accept any Lien on any Term Loan Exclusive Collateral unless either (x) this Agreement is first amended in form and substance reasonably satisfactory to the Term Loan Agent to provide the Term Loan Secured Parties with reciprocal protections with respect to the Term Loan Exclusive Collateral as the ABL Secured Parties enjoy hereunder with respect to the ABL Priority Collateral or (y) the parties hereto otherwise enter into an intercreditor agreement in form and substance reasonably satisfactory to the Term Loan Agent providing the Term Loan Secured Parties with reciprocal protections with respect to the Term Loan Exclusive Collateral as the ABL Secured Parties enjoy hereunder with respect to the ABL Priority Collateral.

SECTION 3. Enforcement Rights.

3.1 Exclusive Enforcement.

(a) Until the First Priority Obligations Payment Date, whether or not an Insolvency Proceeding has been commenced by or against any Grantor, the First Priority Secured Parties shall have the exclusive right to take and continue (or refrain from taking or continuing) any Enforcement Action with respect to the Common Collateral, without any consultation with or consent of any Second Priority Secured Party. Upon the occurrence and during the continuance of an event of default under the First Priority Documents (and subject to the provisions of the First Priority Documents), the First Priority Representative and the other First Priority Secured Parties may take and continue any

Enforcement Action with respect to the applicable First Priority Obligations and the Common Collateral in such order and manner as they may determine in their sole discretion.

(b) Notwithstanding Section 3.1(a), the Second Priority Representative and the Second Priority Secured Parties may enforce any of their rights and exercise any of their remedies with respect to the Common Collateral after a period of 180 days has elapsed since the date on which the Second Priority Representative has delivered to the First Priority Representative written notice of the acceleration or non-payment at maturity of the indebtedness then outstanding under the Second Priority Documents (the “Second Priority Standstill Period”); provided, that notwithstanding the expiration of the Second Priority Standstill Period or anything to the contrary herein in no event shall the Second Priority Representative or any other Second Priority Secured Party enforce or exercise any rights or remedies with respect to the Common Collateral if the First Priority Representative or any other First Priority Secured Party shall have commenced, and shall be diligently pursuing the enforcement or exercise of any rights or remedies with respect to the Common Collateral; provided further that the Second Priority Standstill Period shall be stayed, tolled and deemed not to have expired during the pendency of any Insolvency Proceeding or during any period of time for which any stay or other order prohibiting the exercise of remedies with respect to any Common Collateral has been entered by a court of competent jurisdiction and is in effect.

(c) It is understood that Sections 3.1(a) and 3.1(b) do not restrict the following:

(i) in any Insolvency Proceeding commenced by or against any Grantor, the Second Priority Representative may file a proof of claim or statement of interest with respect to the Common Collateral;

(ii) the Second Priority Representative may take any action (solely to the extent not adverse to the prior Liens securing the First Priority Obligations or the rights of the First Priority Representative or the First Priority Secured Parties to exercise remedies in respect thereof) in order to preserve, perfect or protect (but not enforce) the Second Priority Lien;

(iii) the Second Priority Secured Parties shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Priority Secured Parties, if any, in each case in accordance with the terms of this Agreement;

(iv) the Second Priority Secured Parties shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors or secured creditors of the Grantors with respect to the Term Loan Exclusive Collateral arising under either any bankruptcy, insolvency or similar law or applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement;

(v) the Second Priority Secured Parties shall be entitled to exercise any of their rights or remedies with respect to any of the ABL Priority Collateral after the termination of the Second Priority Standstill Period to the extent permitted by Section 3.1(b); and

(vi) the Second Priority Secured Parties may make a bid on all or any portion of the ABL Priority Collateral in any bankruptcy or non-bankruptcy auction or foreclosure proceeding or action; provided that the cash portion of any such bid is sufficient to result in a First Priority Obligations Payment Date.

3.2 Standstill and Waivers.

(a) The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees, for the benefit of the First Priority Representative and each other First Priority Secured Party, that until the First Priority Obligations Payment Date, subject to Section 3.1(c) and except in connection with the taking of any Second Priority Permitted Actions, it will not oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Common Collateral pursuant to an Enforcement Action (or pursuant to a sale, lease, exchange or transfer as a result of which the Second Priority Lien is automatically released pursuant to Section 4.2(a)) or any other Enforcement Action taken by or on behalf of the First Priority Representative or any other First Priority Secured Party;

(b) The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees, for the benefit of the First Priority Representative and each other First Priority Secured Party, that until the First Priority Obligations Payment Date, it has no right to (x) direct the First Priority Representative or any other First Priority Secured Party to take any Enforcement Action with respect to the Common Collateral or (y) subject to Section 3.1(c) and except in connection with the taking of any Second Priority Permitted Actions, consent or object to the taking by the First Priority Representative or any other First Priority Secured Party of any Enforcement Action with respect to such Common Collateral or to the timing or manner thereof (or, to the extent it may have any such right described in this Section 3.2(b) as a junior lien creditor, they hereby irrevocably waive such right);

(c) The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees, for the benefit of the First Priority Representative and each other First Priority Secured Party, that until the First Priority Obligations Payment Date, it will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against the First Priority Representative or any other First Priority Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and none of the First Priority Representative nor any other First Priority Secured Party shall be liable for, any action taken or omitted to be taken by the First Priority Representative or any First Priority Secured Party with respect to the Common Collateral or pursuant to the First Priority Documents;

(d) The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees, for the benefit of the First Priority Representative and each other First Priority Secured Party, that until the First Priority Obligations Payment Date, it will not take any Enforcement Action with respect to such Common Collateral, except as otherwise permitted under Section 3.1(b);

(e) The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees, for the benefit of the First Priority Representative and each other First Priority Secured Party, that until the First Priority Obligations Payment Date, it will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Common Collateral, in each case, except as otherwise permitted under Section 3.1(b); and

(f) The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees, for the benefit of the First Priority Representative and each other First Priority Secured Party, that until the First Priority Obligations Payment Date, it will not seek, and hereby waive any right, to have the Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Common Collateral, except as otherwise permitted under Section 3.1(b).

3.3 Judgment Creditors. In the event that any Second Priority Secured Party becomes a judgment lien creditor as a result of its enforcement of its rights as an unsecured creditor in respect of its Second Priority Obligations (it being understood that any such party may exercise its rights and remedies as an unsecured creditor or secured creditor with respect to the Term Loan Exclusive Collateral against the relevant Grantors in accordance with applicable law; provided that with respect to such rights as an unsecured creditor such exercise of rights or remedies is not a violation of this Agreement), such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Liens and the First Priority Obligations) to the same extent as all other Second Priority Liens (created pursuant to the Second Priority Documents) subject to this Agreement. Nothing in this Section 3.3, shall limit the rights, remedies and actions of the Term Loan Secured Parties with respect to Term Loan Exclusive Collateral.

3.4 Cooperation. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees it shall take such actions with respect to the Common Collateral as the First Priority Representative shall reasonably request in connection with an Enforcement Action by any First Priority Secured Party or the exercise by the First Priority Secured Parties of their rights set forth herein.

3.5 No Additional Rights for the Grantors Hereunder. Except as provided in Section 3.6, if any Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Grantor shall be entitled to use such violation as a defense to any action by any Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any Secured Party.

3.6 Actions Upon Breach.

(a) If any Second Priority Secured Party commences or participates in any action or proceeding against any Grantor in respect of the Common Collateral contrary to this Agreement, such Grantor, with the prior written consent of the First Priority Representative, may interpose as a defense or dilatory plea the making of this Agreement, and any First Priority Secured Party may intervene and interpose such defense or plea in its or their name or in the name of such Grantor.

(b) If any Second Priority Secured Party (or any agent or other representative thereof) in any way takes, attempts to take or threatens to take any action with respect to the Common Collateral (including, without limitation, any attempt to enforce any remedy on the Common Collateral) in violation of this Agreement, or fails to take any action required by this Agreement, any First Priority Secured Party (in its or their own name or in the name of any Grantor) may obtain relief against such Second Priority Secured Party (or agent or other representative thereof) by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Second Priority Representative on behalf of each other Second Priority Secured Party that (i) the damages of the First Priority Secured Parties from its actions may at that time be difficult to ascertain and may be irreparable and (ii) each Second Priority Secured Party waives any defense that any Grantor and/or the First Priority Secured Parties cannot demonstrate damage and/or can be made whole by the awarding of damages.

SECTION 4. Application of Proceeds of Common Collateral; Dispositions and Releases of Common Collateral; Inspection and Insurance.

4.1 Application of Proceeds; Turnover Provisions.

(a) All proceeds of Common Collateral (including any interest earned thereon) resulting from any Enforcement Action, and whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows:

first, to the First Priority Representative to be applied in accordance with Section 2.17(f) of the ABL Credit Agreement (or the then-extant First Priority Documents) until the First Priority Obligations are indefeasibly paid in full;

second, to the Second Priority Representative to be applied in accordance with Section 2.16(g) of the Term Loan Agreement (or the then-extant Second Priority Documents) until the Second Priority Obligations are indefeasibly paid in full; and

finally, to the relevant Grantor, or as a court of competent jurisdiction may direct.

(b) Until the occurrence of the First Priority Obligations Payment Date, no Second Priority Secured Party may accept any Common Collateral, including any Common Collateral constituting proceeds (but excluding any Specified Term Loan Collateral in existence on the date hereof in which, as of the date hereof, the First Priority Lien thereon shall not have been perfected), in satisfaction, in whole or in part, of the Second Priority Secured Obligations in violation of Sections 4.1(a). Any Common Collateral, including any Common Collateral constituting proceeds, received by a Second Priority Secured Party that is not permitted to be received pursuant to the preceding sentence shall be segregated and held in trust and promptly turned over to the First Priority Representative to be applied in accordance with Section 4.1(a) in the same form as received, with any necessary endorsements, and each Second Priority Secured Party hereby authorizes the First Priority Representative to make any such endorsements as agent for the Second Priority Representative (which authorization, being coupled with an interest, is irrevocable). Upon the turnover of such Common Collateral as contemplated by the immediately preceding sentence, the Second Priority Obligations purported to be satisfied by the payment of such Common Collateral shall be immediately reinstated in full as though such payment had never occurred.

4.2 Releases of Lien.

(a) Upon any release, sale or disposition of any Common Collateral that results in the release of the First Priority Lien on such Common Collateral and that is (i) permitted pursuant to the terms of the First Priority Documents or (ii) effected pursuant to an Enforcement Action, the Second Priority Lien on such Common Collateral (but not on any proceeds of such Common Collateral not required to be paid to the First Priority Secured Parties) shall be automatically and unconditionally released.

(b) Until the First Priority Obligations Payment Date, the Second Priority Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions as the First Priority Representative shall reasonably request to evidence any release of the Second Priority Lien described in Section 4.2(a). The Second Priority Representative hereby appoints the First Priority Representative and any officer or duly authorized person of the First Priority Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Second Priority Representative and in the name of the Second Priority Representative or in the First Priority Representative’s own name; provided that such power of attorney must be exercised in the First Priority Representative’s reasonable discretion, solely for the purposes of carrying out the terms of Section 4.2(a), to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary to accomplish the purposes of Section 4.2(a), including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

4.3 Inspection Rights and Insurance.

(a) Until the First Priority Obligations Payment Date, any First Priority Secured Party and its representatives and invitees may, to the extent expressly permitted by the First Priority Documents, inspect any Common Collateral.

(b) Until the First Priority Obligations Payment Date, the First Priority Representative will have the sole and exclusive right, subject to the rights of the Grantors under the applicable First Priority Documents, (i) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Grantor with respect to Common Collateral (except that, if the applicable insurer permits, the Second Priority Representative shall have the right to be named as an additional insured so long as its second lien status is identified in a manner reasonably satisfactory to the First Priority Representative); (ii) to adjust or settle any insurance policy or claim covering Common Collateral in the event of any loss thereunder; and (iii) to approve any award granted in any condemnation or similar proceeding affecting Common Collateral.

4.4 Tracing and Allocation of Proceeds. In the event that Proceeds of Common Collateral are received by any Secured Party in connection with a sale, transfer or other disposition of Collateral that directly or indirectly involves some or all of the Common Collateral and some or all of the Term Loan Exclusive Collateral (including, without limitation, by virtue of the sale or other disposition of a division or line of business or any capital stock, partnership, limited liability company interests or other equity interests of any Grantor (collectively, “Equity Interests”)) (it being understood and agreed that if a Grantor or a Subsidiary of a Grantor is sold or otherwise disposed of and such sale or other disposition is structured as a sale of Equity Interests, for purposes of this Agreement, such sale shall be treated as a sale of assets and the Proceeds shall be allocated as set forth in this SECTION 4.4), the portion of such Proceeds that shall be allocated as (x) proceeds of Accounts shall be an amount equal to the face amount of such Accounts and (y) proceeds of Inventory shall be an amount equal to the greater of the book value of such Inventory and the most recent appraised value thereof. For all purposes of this Agreement, ABL Priority Collateral and Term Loan Exclusive Collateral shall include the proceeds thereof received directly from such ABL Priority Collateral or Term Loan Exclusive Collateral including the sale or other disposition thereof; provided that any property or asset purchased by any Grantor (whether purchased with proceeds of ABL Priority Collateral or Term Loan Exclusive Collateral), shall not be traced and any such property or assets will either be ABL Priority Collateral or Term Loan Exclusive Collateral based on the nature of such collateral and not the source of funds or other proceeds used to purchase such property or asset; provided further that the foregoing shall not apply to (i) any property or asset purchased by any Grantor after the earlier of a Default (as defined in the ABL Credit Agreement as in existence on the date hereof) or a Default (as defined in the Term Loan Credit Agreement as in existence on the date hereof) or (ii) Accounts that are the identifiable proceeds of the sale or other disposition of Term Loan Exclusive Collateral or cash constituting identifiable proceeds of property that was Term Loan Exclusive Collateral when such cash proceeds arose held in Deposit Accounts (other than the Concentration Account and the Control Accounts) that contain solely such cash proceeds. The relative priorities of the ABL Secured Parties and Term Loan Secured Parties shall be determined in accordance with the preceding sentence.

SECTION 5. Insolvency Proceedings.

5.1 Filing of Motions. No Secured Party shall, in or in connection with any Insolvency Proceeding or otherwise, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case to challenge, contest or otherwise object to the scope, validity, enforceability, perfection or priority of any Liens held by any other Secured Party and no Secured Party shall support any other Person doing any of the foregoing. No Second Priority Secured Party shall file any motion, take any position in any proceeding, or take any other action in respect of the Common Collateral except as explicitly permitted under this Agreement.

5.2 Financing Matters.

(a) If any Grantor becomes subject to any Insolvency Proceeding, and if the First Priority Representative consents (or does not object) to the use of Common Collateral (for the avoidance of doubt, including but not limited to the use of any Common Collateral that is cash collateral) by any Grantor during any Insolvency Proceeding or provides financing to any Grantor under the Bankruptcy Code (“DIP Financing”) secured by Common Collateral or consents (or does not object) to the provision of DIP Financing to any Grantor by any third party (any such DIP Financing, whether provided by the First Priority Secured Parties (or any of them) or any third party, being referred to herein as an “ABL Priority DIP Financing”), then, so long as any Liens on the Common Collateral securing the DIP Financing are senior to or pari passu with the Liens securing the ABL Secured Obligations (or such DIP Financing refinances the ABL Secured Obligations), the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that each such Second Priority Secured Party (a) will be deemed to have consented to, will raise no objection to, and will not support any other Person objecting to, the use of Common Collateral or to such ABL Priority DIP Financing, (b) shall only request or accept adequate protection in connection with the use of Common Collateral or such ABL Priority DIP Financing as permitted by Section 5.4(a) below, (c) will subordinate (and will be deemed hereunder to have subordinated) the Second Priority Liens and any Adequate Protection Liens provided in respect thereof (i) to the Liens on Common Collateral securing such ABL Priority DIP Financing on the same terms and conditions as the First Priority Liens on Common Collateral are subordinated to such Liens on Common Collateral securing such ABL Priority DIP Financing (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection with respect to the Common Collateral provided to the First Priority Secured Parties, including, without limitation, Adequate Protection Liens on the Common Collateral provided to the First Priority Secured Parties and (iii) to any “carve-out” with respect to the Common Collateral for professional and United States Trustee fees agreed to by the First Priority Representative or the other First Priority Secured Parties and (d) agrees that any notice of such events found to be adequate by the bankruptcy court shall be adequate notice; provided that the Second Priority Representative and each Second Priority Secured Party reserves the right to object to any ABL Priority DIP Financing to the extent that such ABL Priority DIP Financing (x) seeks a Lien on Term Loan Exclusive Collateral that is senior to, or pari passu with, the Liens of the Second Priority Secured Parties on such Term Loan Exclusive Collateral or (y) compels any Grantor to seek confirmation of a specific Reorganization Plan that impairs the Term Loan Obligations under Section 1124 of the Bankruptcy Code.

(b) If any Grantor becomes subject to any Insolvency Proceeding, then the Second Priority Representative or any Second Priority Secured Parties may propose DIP Financing to such Grantor (i) secured by assets constituting Common Collateral so long as (A) the First Priority Representative has not proposed to provide DIP Financing to any Grantor secured by Common Collateral and has not consented (or objects) to the provision of DIP Financing to any Grantor by any third party and (B) the Liens securing such DIP Financing (or any Adequate Protection Liens granted in connection therewith) on Common Collateral are junior and subordinate to the First Priority Liens (and any Adequate Protection Liens granted to any First Priority Secured Parties) or (ii) secured by assets not constituting Common Collateral.

5.3 Relief From the Automatic Stay. The Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that until the First Priority Obligations Payment Date it will not (i) seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in violation thereof, or support any other Person seeking such relief or taking such action, in each case in respect of the Common Collateral, without the prior written consent of the First Priority Representative or (ii) object to, contest, or support any other Person objecting to or contesting, any relief from the automatic stay or from any other stay in any Insolvency Proceeding requested by any First Priority Secured Party.

5.4 Adequate Protection.

(a) The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that none of them shall object to, contest, or support any other Person objecting to or contesting, (i) any request by the First Priority Representative or any other First Priority Secured Party for adequate protection with respect to the Common Collateral, including, without limitation, in the form of Adequate Protection Liens, superpriority claims, interest, fees, expenses or other amounts or (ii) any request by the First Priority Representative or any other First Priority Secured Party for adequate protection in the form of Adequate Protection Liens on Term Loan Exclusive Collateral that are junior and subordinate to the Liens of the Second Priority Secured Parties secured by such Term Loan Exclusive Collateral on terms substantially identical to the terms on which the Liens of the

Second Priority Secured Parties are junior and subordinate to the Liens of the First Priority Secured Parties hereunder, (iii) any objection by the First Priority Representative or any other First Priority Secured Party to any motion, relief, action or proceeding based on a claim of a lack of adequate protection to the First Priority Secured Parties with respect to the Common Collateral or (iv) the payment of interest, fees, expenses or other amounts to the First Priority Representative or any other First Priority Secured Party under section 506(b) or 506(c) of the Bankruptcy Code or otherwise with respect to the Common Collateral. Solely to the extent that the First Priority Representative, on behalf of the First Priority Secured Parties, receives Adequate Protection Liens on secured by Common Collateral, the Second Priority Representative shall be entitled to seek Adequate Protection Liens on such Common Collateral; provided that the Second Priority Representative’s Adequate Protection Liens shall be junior and subordinate to the Adequate Protection Liens granted to the First Priority Representative

(b) Notwithstanding anything to the contrary in Section 5.4(a), (1) in any Insolvency Proceeding, the Second Priority Representative and the other Second Priority Secured Parties may seek, support, accept or retain adequate protection in respect of assets of the Grantors or their Subsidiaries that do not constitute either Common Collateral or Term Loan Exclusive Collateral solely in the form of (x) an Adequate Protection Lien on such assets, subordinated to the First Priority Liens (including any Adequate Protection Liens in favor of any First Priority Secured Parties) on such assets and the Liens securing any DIP Financing provided by, or consented to by (including via non-objection), the First Priority Secured Parties on the same basis as the other Second Priority Liens are so subordinated to the First Priority Liens under this Agreement and (y) non-monetary adequate protection that is customarily provided in an Insolvency Proceeding, including, without limitation, the provision of information and the ability to monitor such Collateral; (2) in the event any Second Priority Secured Party receives adequate protection in the form of Adequate Protection Liens on assets of the Grantors other than the Term Loan Exclusive Collateral, then the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, (i) consents to the First Priority Representative having a senior Adequate Protection Lien on such collateral as security for the First Priority Obligations and that any Adequate Protection Liens granted to the Second Priority Secured Parties, on any such additional collateral shall be subordinated to the Liens on such collateral securing the First Priority Obligations and any DIP Financing provided by, or consented to by (including via non-objection), the First Priority Secured Parties with respect to such collateral (and all obligations relating thereto) and any Adequate Protection Liens granted to the First Priority Secured Parties, with such subordination to be on the same terms that the other Second Priority Liens are subordinated to such First Priority Liens under this Agreement and (ii) agrees that, if the bankruptcy court does not grant the First Priority Secured Parties a senior Adequate Protection Lien on such additional collateral, then the Second Priority Secured Parties shall be deemed to hold and have held their Adequate Protection Lien on such additional collateral for the benefit of the First Priority Secured Parties (and each such Lien so deemed to have been held shall be subject in all respects to the provisions of this Agreement, including without limitation the lien subordination provisions set forth in Section 2.1(a)) and, until the First Priority Obligations Payment Date, any distributions in respect of such additional collateral received by the Second Priority Secured Parties shall be segregated and held in trust and promptly turned over to the First Priority Representative to repay the First Priority Obligations; and (3) in any Insolvency Proceeding and notwithstanding anything to the contrary in Section 2.4, the First Priority Representative and the other First Priority Secured Parties may seek, support, accept or retain adequate protection in respect of Term Loan Exclusive Collateral solely in the form of (x) an Adequate Protection Lien on such assets, subordinated to the Liens of the Second Priority Secured Parties (including any Adequate Protection Liens in favor of any Second Priority Secured Parties) on such assets and the Liens securing any DIP Financing provided by, or consented to by (including via non-objection), the Second Priority Secured Parties on terms substantially identical to the terms on which the Second Priority Liens are subordinated to the First Priority Liens under this Agreement and

(y) non-monetary adequate protection that is customarily provided in an Insolvency Proceeding, including, without limitation, the provision of information and the ability to monitor such Collateral. Upon the turnover of such distributions as contemplated by clause (2)(ii) of the immediately preceding sentence, the Second Priority Obligations purported to be satisfied by such distributions shall be immediately reinstated in full as though such payment had never occurred.

(c) No Second Priority Secured Party will assert or enforce any claim made under section 506(c) of the Bankruptcy Code with respect to Common Collateral

5.5 Avoidance Issues.

(a) If any First Priority Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Grantor, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the First Priority Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred, and the First Priority Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Second Priority Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation with respect to the Common Collateral made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

5.6 Asset Dispositions in an Insolvency Proceeding.

(a) The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that (i) it shall not, in an Insolvency Proceeding, oppose any sale or disposition of any Common Collateral that is supported by the First Priority Secured Parties, and (ii) it will be deemed, in its capacity as a holder of a Lien on such Common Collateral, to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any such sale supported by the First Priority Secured Parties and to have released their Liens in the Common Collateral (but not on any proceeds of such Common Collateral not required to be paid to the First Priority Secured Parties, which Liens on such proceeds, if any, shall remain subject to the provisions of this Agreement); provided that notwithstanding the deemed consent of the Second Priority Secured Parties (or the Second Priority Representative on their behalf) to such sale or disposition of such assets, the Second Priority Representative or the Second Priority Secured Parties, may assert any objection or opposition that could be asserted by an unsecured creditor or as a secured creditor with a Lien solely on the Term Loan Exclusive Collateral in any such Insolvency Proceeding.

5.7 Separate Grants of Security and Separate Classification. Each of the ABL Agent, on behalf of itself and the ABL Secured Parties and the Term Loan Agent, on behalf of itself and the Term Loan Secured Parties, acknowledges and agrees that (i) the grant of Liens on the Common Collateral securing the ABL Secured Obligations constitutes a separate and distinct grant of Liens from the grant of Liens on the Common Collateral securing the Term Loan Secured Obligations, (ii) because of, among other things, their differing rights in the Common Collateral, each of the ABL Secured Obligations, and Term Loan Secured Obligations is fundamentally different and must be separately classified in any plan of reorganization proposed or confirmed in an Insolvency Proceeding and (iii) it will object to, and not vote in favor of, any plan of reorganization that does not separately classify the ABL Secured Obligations and the Term Loan Secured Obligations. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if a court of competent jurisdiction holds that the claims of the First Priority Secured Parties and the claims held by the Second Priority Secured Parties in respect of the Common Collateral constitute only one secured claim (rather than separate classes of first and second priority secured claims), then the Second Priority Secured Parties hereby acknowledge and agree that all distributions in respect of Common Collateral shall be made as if there were separate classes of first and second secured claims against the relevant Grantors in respect of the Common Collateral (with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Secured Parties), the First Priority Secured Parties shall be entitled to receive, in addition to distributions to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest (at the applicable non-default rate) before any distribution in respect of Common Collateral is made in respect of the claims held by the Second Priority Secured Parties), with the Second Priority Secured Parties hereby acknowledging and agreeing to turn over to the First Priority Secured Parties distributions otherwise received or receivable by them in respect of the Common Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties with respect to the Common Collateral.

5.8 Plans of Reorganization.

(a) Notwithstanding any other provision of this Agreement, but subject to Section 5.7, no Second Priority Secured Party or First Priority Secured Party shall be prevented from exercising its rights to vote in favor of or against, or object to or contest, any plan of reorganization in any Insolvency Proceeding of any Grantor.

(b) If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon the ABL Priority Collateral are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of ABL Secured Obligations and on account of Term Loan Secured Obligations, then, to the extent the debt obligations distributed on account of the ABL Secured Obligations and on account of the Term Loan Secured Obligations are secured by Liens upon the same ABL Priority Collateral, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

5.9 No Waiver of Rights of First Priority Secured Parties. Nothing contained herein shall prohibit or in any way limit the First Priority Representative or any other First Priority Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by any Second Priority Secured Party other than any action taken by such Second Priority Secured Party that is not prohibited by this Agreement.

5.10 Effectiveness in Insolvency Proceedings.

(a) This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding. All references in this Agreement to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor in any Insolvency Proceeding, and the rights and obligations hereunder of the First Priority Secured Parties and the Second Priority Secured Parties shall be fully enforceable as between such parties regardless of the pendency of Insolvency Proceedings or any related limitations on the enforcement of this Agreement against any Grantor.

SECTION 6. Matters Relating to Loan Documents.

6.1 General.

(a) Each of the ABL Agent, on behalf of itself and the ABL Secured Parties and the Term Loan Agent, on behalf of itself and the Term Loan Secured Parties, and each Grantor agrees that it shall not at any time execute or deliver any amendment or other modification to any of the First Priority Documents or the Second Priority Documents in violation of this Agreement.

(b) Until the First Priority Obligations Payment Date, in the event the First Priority Representative enters into any amendment, waiver or consent in respect of any of the First Priority Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Priority Security Document or changing in any manner the rights of any parties thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Second Priority Security Document relating to the Common Collateral without the consent of or action by any Second Priority Secured Party (with each First Priority Security Document as so amended, and each Second Priority Security Document as so amended, continuing to be subject to the terms hereof); provided that (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Second Priority Security Document, except to the extent that a release of such Lien is permitted by Section 4.2, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the Second Priority Secured Parties and does not affect the First Priority Secured Parties in a like or similar manner shall not apply to the Second Priority Security Documents without the consent of the Second Priority Representative and (iii) notice of such amendment, waiver or consent shall be given to the Second Priority Representative by the First Priority Representative no later than 30 days after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof or cause a default by any Grantor under the Loan Documents. Each of the Grantors and the Representatives agrees that the Term Loan Agreement (and any notes issued pursuant thereto) and each Second Priority Security Document shall contain the applicable provisions set forth on Annex I hereto, or similar provisions approved by the Representatives, which approval shall not be unreasonably withheld or delayed.

6.2 Restrictions on Refinancings.

(a) The indebtedness under the ABL Credit Agreement may be Refinanced, in whole but not in part, with the same or different lenders or Representatives in a Refinancing, without the consent of the Term Loan Agent or the holders of the Term Loan Secured Obligations; provided that the holders of any indebtedness resulting from such Refinancing (or the Representative thereof) shall have become bound in writing to the terms of this Agreement in the manner set forth in Section 10 (and shall have delivered a copy of the Representative Joinder Agreement pursuant to which such holders or such Representative shall have become bound to the terms of this Agreement to each other party to this Agreement in the manner provided for notices set forth in Section 11.7).

(b) The indebtedness in respect of the Term Loans Agreement may be Refinanced, in whole or in part, with the same or different lenders or Representatives in a Refinancing, without the consent of the ABL Agent or the ABL Secured Parties; provided that the holders of any indebtedness resulting from such Refinancing (or the Representative thereof) shall have become bound in writing to the terms of this Agreement in the manner set forth in Section 10 (and shall have delivered a copy of the Representative Joinder Agreement pursuant to which such holders or such Representative shall have become bound to the terms of this Agreement to each other party to this Agreement in the manner provided for notices set forth in Section 11.7).

SECTION 7. Cooperation with Respect to ABL Priority Collateral.

7.1 Consent to License to Use Intellectual Property. The Term Loan Agent (and any purchaser, assignee or transferee of assets as provided in Section 7.3 (a) consents (without any representation, warranty or obligation whatsoever) to the grant by any Grantor to the ABL Agent of a non-exclusive, royalty-free license to use during the ABL Priority Collateral Processing and Sale Period any Patents, Patent Licenses, Trademarks, Trademark Licenses or proprietary information of such Grantor that is Term Loan Exclusive Collateral (or any Patent, Patent License, Trademark, Trademark License or proprietary information acquired by such purchaser, assignee or transferee from any Grantor, as the case may be) and (b) grants, in its capacity as a secured party (or as a purchaser, assignee or transferee, as the case may be), to the ABL Agent a non-exclusive royalty-free license to use during the ABL Priority Collateral Processing and Sale Period, any Patent, Patent License, Trademark, Trademark License or proprietary information that is Term Loan Exclusive Collateral (or subject to such purchase, assignment or transfer, as the case may be), in each case in connection with the enforcement of any Lien held by the ABL Agent upon any inventory or other ABL Priority Collateral of any Grantor and to the extent the use of such Patent, Patent License, Trademark, Trademark License or proprietary information is necessary or appropriate, in the good faith opinion of the ABL Agent, to process, ship, produce, store, complete, supply, lease, sell or otherwise dispose of any such inventory in any lawful manner.

7.2 Access to Information.

(a) If the Term Loan Agent takes actual possession of any documentation that is the property of a Grantor (whether such documentation is in the form of a writing or is stored in any data equipment or data record in the physical possession of the Term Loan Agent), then upon request of the ABL Agent and reasonable advance notice, the Term Loan Agent will permit the ABL Agent or its representative to inspect and copy such documentation if and to the extent the ABL Agent certifies to the Term Loan Agent that:

(i) such documentation contains or may contain information necessary or appropriate, in the good faith opinion of the ABL Agent, to the enforcement of the ABL Agent’s Liens upon any ABL Priority Collateral; and

(ii) the ABL Agent and the ABL Secured Parties are entitled to receive and use such information under applicable law and, in doing so, will comply with all obligations imposed by law or contract in respect of the disclosure or use of such information.

7.3 Access to Property to Process and Sell Inventory.

(a) (i) If the ABL Agent commences any action or proceeding with respect to any of its rights or remedies (including, but not limited to, any action of foreclosure), enforcement, collection or execution with respect to the ABL Priority Collateral (“ABL Priority Collateral Enforcement Actions”) or if the Term Loan Agent commences any action or proceeding with respect to any of its rights or remedies (including, but not limited to, any action of foreclosure), enforcement, collection or execution with respect to the Term Loan Exclusive Collateral (or a purchaser at a foreclosure sale conducted in foreclosure of Term Loan Exclusive Collateral takes actual or constructive possession of the Term Loan Exclusive Collateral of any Grantor) (“Term Loan Collateral Enforcement Actions”), then the Term Loan Agent, and the Term Loan Secured Parties (subject to, in the case of any Term Loan Collateral Enforcement Action, a prior written request by the ABL Agent to the Term Loan Agent (the “Term Loan Collateral Enforcement Action Notice”)) shall (x) cooperate with the ABL Agent (and with its officers, employees, representatives and agents) at the cost and expense of the ABL Secured Parties (subject to the Grantors’ reimbursement and indemnity obligations with respect thereto under the Loan Documents) in its efforts to conduct ABL Priority Collateral Enforcement Actions in the ABL Priority Collateral and to finish any work-in-process and process, ship, produce, store, complete, supply, lease, sell or otherwise handle, deal with, assemble or dispose of, in any lawful manner, the ABL Priority Collateral, (y) not hinder or restrict in any respect the ABL Agent from conducting ABL Priority Collateral Enforcement Actions in the ABL Priority Collateral or from finishing any work-in-process or processing, shipping, producing, storing, completing, supplying, leasing, selling or otherwise handling, dealing with, assembling or disposing of, in any lawful manner, the ABL Priority Collateral, and (z) to the extent within the power or control of the Term Loan Agent to do so, permit the ABL Agent, its employees, agents, advisers and representatives, at the cost and expense of the ABL Secured Parties (subject to the Grantors’ reimbursement and indemnity obligations with respect thereto under the Loan Documents), to enter upon and use the Term Loan Exclusive Collateral (including, without limitation, equipment, processors, computers and other machinery related to the storage or processing of records, documents or files and intellectual property), for a period (I) commencing on the earlier of the date of the initial ABL Priority Collateral Enforcement Action or the date of delivery of the Term Loan Collateral Enforcement Action Notice, as the case may be, and (II) ending on the earlier of (A) the date occurring 180 days thereafter, (B) the date on which all of the ABL Priority Collateral (other than an immaterial amount thereof (as reasonably determined by the ABL Agent)) located on such premises is sold, assigned, collected or transferred by the ABL Agent and (C) the First Priority Obligations Payment Date (such period, as the same may be extended with the written consent of the Term Loan Agent as contemplated by the final sentence of this Section 7.3(a), the “ABL Priority Collateral Processing and Sale Period”), for purposes of: assembling and storing the ABL Priority Collateral and completing the processing of and turning into finished goods any ABL Priority Collateral consisting of work-in-process;

(A)	selling any or all of the ABL Priority Collateral located in or on such Term Loan Exclusive Collateral, whether in bulk, in lots or to customers in the ordinary course of business or otherwise;

(B)	removing and transporting any or all of the ABL Priority Collateral located in or on such Term Loan Exclusive Collateral;

(C)	otherwise processing, shipping, producing, storing, completing, supplying, leasing, selling or otherwise handling, dealing with, assembling or disposing of, in any lawful manner, the ABL Priority Collateral; and/or

(D)	taking reasonable actions to protect, secure, and otherwise enforce the rights or remedies of the ABL Secured Parties and/or the ABL Agent (including with respect to any ABL Priority Collateral Enforcement Actions) in and to the ABL Priority Collateral;

provided, however, that nothing contained in this Agreement shall restrict the rights of the Term Loan Agent from selling, assigning or otherwise transferring any Term Loan Exclusive Collateral prior to the expiration of such ABL Priority Collateral Processing and Sale Period if the purchaser, assignee or transferee thereof agrees in writing (for the benefit of the ABL Agent and the ABL Secured Parties) to be bound by the provisions of this Section 7.3 and Section 7.1. If any stay or other order prohibiting the exercise of remedies with respect to the ABL Priority Collateral has been entered by a court of competent jurisdiction, such ABL Priority Collateral Processing and Sale Period shall be tolled during the pendency of any such stay or other order. The Term Loan Agent, upon request by the ABL Agent, may in its sole discretion extend the ABL Priority Collateral Processing and Sale Period for an additional period of time.

(ii) During the period of actual occupation, use and/or control by the ABL Secured Parties and/or the ABL Agent (or their respective employees, agents, advisers and representatives) of any Term Loan Exclusive Collateral, the ABL Secured Parties and the ABL Agent shall (i) be responsible for the ordinary course third-party expenses related thereto, including costs with respect to heat, light, electricity, water and real property taxes with respect to that portion of any premises so used or occupied and (ii) be obligated to repair at their expense any physical damage to such Term Loan Exclusive Collateral resulting from such occupancy, use or control or removal of ABL Priority Collateral, and to leave such Term Loan Exclusive Collateral in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted. Notwithstanding the foregoing, in no event shall the ABL Secured Parties or the ABL Agent have any liability to the Term Loan Agent or to any other Term Loan Secured Party with respect to the Term Loan Exclusive Collateral pursuant to this Section 7.3(a) as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Term Loan Exclusive Collateral existing prior to the date of the exercise by the ABL Secured Parties (or the ABL Agent, as the case may be) of their rights under this Section 7.3(a) and the ABL Secured Parties shall have no duty or liability to maintain the Term Loan Exclusive Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the ABL Secured Parties, or for any diminution in the value of the Term Loan Exclusive Collateral that results from ordinary wear and tear resulting from the use of the Term Loan Exclusive Collateral by the ABL Secured Parties in the manner and for the time periods specified under this Section 7.3(a). Without limiting the rights granted in this Section 7.3(a), the ABL Secured Parties and the ABL Agent shall cooperate with the Term Loan Agent, and the other Term Loan Secured Parties in connection with any efforts made by the Term Loan Agent or such Term Loan Secured Parties to sell the Term Loan Exclusive Collateral.

7.4 Grantor Consent. The Borrower and the other Grantors consent to the performance by the Term Loan Agent of the obligations set forth in this Section 7 and acknowledge and agree that neither the Term Loan Agent nor any other Term Loan Secured Party shall ever be accountable or liable (except to the extent resulting from such party’s gross negligence or willful misconduct) for any action taken or omitted by the ABL Agent or any ABL Secured Party or its or any of their officers, employees, agents successors or assigns in connection therewith or incidental thereto or in consequence thereof by the ABL Agent or any ABL Secured Party or its or any of their officers, employees, agents, successors or assigns or any other damage to or misuse or loss of any property of the Grantors as a result of any action taken or omitted by the ABL Agent or its officers, employees, agents, successors or assigns.

SECTION 8. Reliance; Waivers; etc.

8.1 Reliance The Second Priority Documents are deemed to have been executed and delivered, and all extensions of credit thereunder and under the First Priority Documents are deemed to have been made or incurred, in reliance upon this Agreement. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the other Secured Parties.

8.2 No Warranties or Liability. Each of the First Priority Representative and the Second Priority Representative acknowledges and agrees that neither of them has made any representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any First Priority Document or any Second Priority Document. Except as otherwise provided in this

Agreement, each of the First Priority Representative and the Second Priority Representative will be entitled to manage and supervise their respective extensions of credit to any Grantor in accordance with law and their usual practices, modified from time to time as they deem appropriate.

8.3 No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Grantor with the terms and conditions of any of the First Priority Documents or any of the Second Priority Documents.

SECTION 9. Obligations Unconditional.

All rights, agreements and obligations of the First Priority Representative and First Priority Secured Parties and the Second Priority Representative and the Second Priority Secured Parties, in each case with respect to the Common Collateral, and the Grantors hereunder, to the extent applicable, shall remain in full force and effect irrespective of:

(i) any lack of validity or enforceability of any First Priority Document or Second Priority Document;

(ii) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the First Priority Obligations or Second Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any Refinancing, replacement, refunding or restatement of any First Priority Document or Second Priority Document;

(iii) any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any Refinancing, replacement, refunding or restatement of all or any portion of the First Priority Obligation or Second Priority Obligations or any guarantee or guaranty thereof; or

(iv) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of (a) the First Priority Obligations (other than a defense that the First Priority Obligations have been paid in full) or (b) the Second Priority Obligations (other than a defense that the Second Priority Obligations have been paid in full) or of any of the First Priority Representative, Second Priority Representative or any Grantor, to the extent applicable, in respect of this Agreement.

SECTION 10. Additional ABL Secured Obligations and Term Loan Secured Obligations; Certain Reclassifications of Term Loan Secured Obligations.

(a) The Borrower may from time to time, subject to any limitations contained in the ABL Loan Documents and the Term Loan Documents in effect at such time, designate additional indebtedness and related obligations that are, or are to be, secured by Liens on any assets of the Grantors that would, if such Liens were granted, constitute Common Collateral as ABL Secured Obligations or Term Loan Secured Obligations, by delivering to each Representative party hereto at such time a certificate of a Responsible Officer of the Borrower:

(i) describing the indebtedness and other obligations being designated as ABL Secured Obligations or Term Loan Secured Obligations (as the case may be) and including a statement of the maximum aggregate outstanding principal amount of such indebtedness as of the date of such certificate;

(ii) certifying that the incurrence of such ABL Secured Obligations or Term Loan Secured Obligations (as the case may be), the creation of the Liens securing such ABL Secured Obligations or Term Loan Secured Obligations (as the case may be) and the designation of such indebtedness and related obligations as ABL Secured Obligations or Term Loan Secured Obligations (as the case may be) hereunder do not violate or result in a default under any provision of any ABL Loan Document or Term Loan Document in effect at such time; and

(iii) attaching a fully completed Representative Joinder Agreement executed and delivered by the Representative with respect to such ABL Secured Obligations or Term Loan Secured Obligations (as the case may be).

Upon the delivery of such certificate and the related attachments as provided above, the obligations designated in such notice shall become ABL Secured Obligations or Term Loan Secured Obligations, as applicable, for all purposes of this Agreement.

In the event of any conflict or inconsistency between the provisions of this Section 10 and the provisions of Section 11.3(b), the provisions of this Section 10 shall govern.

SECTION 11. Miscellaneous.

11.1 Conflicts. Except as otherwise provided herein, in the event of any conflict between the provisions of this Agreement and the provisions of any First Priority Document or any Second Priority Document, the provisions of this Agreement shall govern.

11.2 Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the First Priority Obligations Payment Date shall have occurred. This is a continuing agreement and the First Priority Secured Parties and the Second Priority Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, any Grantor on the faith hereof.

11.3 Amendments; Waivers.

(a) No amendment or modification of any of the provisions of this Agreement (other than pursuant to a Representative Joinder Agreement or a Grantor Joinder Agreement) shall be effective unless the same shall be in writing and signed by the First Priority Representative and the Second Priority Representative and, in the case of amendments or modifications that could reasonably be expected to affect the rights, duties or interests of any Grantor, the Borrower.

(b) It is understood that the ABL Agent and the Term Loan Agent, without the consent of any other Secured Party, may in their discretion determine that a supplemental agreement (which may take the form of an amendment and restatement of this Agreement) is necessary or appropriate to facilitate having additional indebtedness or other obligations (“Additional Debt”) of any of the Grantors become ABL Secured Obligations or Term Loan Secured Obligations, as the case may be, under this Agreement, which supplemental agreement shall specify whether such Additional Debt constitutes ABL Secured Obligations or Term Loan Secured Obligations; provided that such Additional Debt is permitted to be incurred by the ABL Credit Agreement and the Term Loan

Agreement then extant, and is permitted by said Agreements to be subject to the provisions of this Agreement as ABL Secured Obligations or Term Loan Secured Obligations, as applicable.

11.4 Information Concerning Financial Condition of the Borrower and the other Grantors. The First Priority Representative, on behalf of itself and the other First Priority Secured Parties and the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, hereby agree that each Secured Party assumes responsibility for keeping itself informed of the financial condition of the relevant Grantors and all other circumstances bearing upon the risk of nonpayment of the First Priority Obligations or the Second Priority Obligations. The First Priority Representative, on behalf of itself and the other First Priority Secured Parties and the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any information to any other Secured Party, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information.

11.5 Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

11.6 Jurisdiction; Consent to Service of Process; Process Agent.

(a) EACH PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b) EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.7. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.7 Notices.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to a Grantor, to the address set forth in Section 9.01 of the ABL Credit Agreement,

(ii) if to JPMorgan, to the address set forth in Section 9.01 of the ABL Credit Agreement,

(iii) if to GS Bank, to the address set forth in Appendix B of the Term Loan Agreement as in effect on the date hereof,

(iv) if to any other holder of indebtedness or Representative with respect thereto that becomes a party hereto after the date hereof, to the address designated by such holder or such Representative in the Representative Joinder Agreement pursuant to which such holder or Representative shall have become a party hereto, or

(v) with respect to any party hereto, to such other address as may be designated by such party in a written notice to each other party hereto.

11.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the First Priority Secured Parties and the Second Priority Secured Parties and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Common Collateral. All references to any Grantor shall include any Grantor as debtor-in-possession and any receiver or trustee for such Grantor in any Insolvency Proceeding.

11.9 Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

11.10 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

11.11 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or electronic image scan transmission (such as a “pdf” file) shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.

11.12 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING

OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.13 Additional Grantors. The Borrower and each other Grantor on the date of this Agreement will constitute the original Grantors party hereto. The original Grantors will cause each Person that becomes a Grantor after the date hereof to contemporaneously become a party hereto (as a Grantor) by executing and delivering a Grantor Joinder Agreement to each of the ABL Agent and the Term Loan Agent. The parties hereto agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person that becomes a Grantor at any time (and any security granted by any such Person) will be subject to the provisions hereof as fully as if it constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

JPMORGAN CHASE BANK, N.A., as Representative with respect to the ABL Credit Agreement

By:	/s/ Sarah L. Freedman
Name: Sarah L. Freedman
Title: Executive Director

GOLDMAN SACHS BANK USA, as Representative with respect to the Term Loan Agreement

By:	/s/ Sean Gilbride
Name: Sean Gilbride
Title: Authorized Signatory

J. C. PENNEY CORPORATION, INC.

By:	/s/ Kenneth Hannah
Name: Kenneth Hannah
	Title:	Executive Vice President and Chief Financial officer

J. C. PENNEY COMPANY, INC.

By:	/s/ Kenneth Hannah
Name: Kenneth Hannah
	Title:	Executive Vice President and Chief Financial Officer

J. C. PENNEY PURCHASING CORPORATION

By:	/s/ Windon Chau
Name: Windon Chau
Title: VP, Treasurer

JCP REAL ESTATE HOLDINGS, INC.

By:	/s/ Windon Chau
Name: Windon Chau
Title: VP, Treasurer

J. C. PENNEY PROPERTIES, INC.

By:	/s/ Windon Chau
Name: Windon Chau
Title: VP, Treasurer

Annex I

Provision for the Term Loan Agreement

“Reference is made to the Intercreditor Agreement, dated as of May 22, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among J.C. Penney Corporation, Inc., the other Grantors party thereto, JPMorgan Chase Bank, N.A., as Representative with respect to the ABL Credit Agreement (as defined therein), and Goldman Sachs Bank USA, as Representative with respect to the Term Loan Agreement (as defined therein). Each Lender hereunder (a) consents to any subordination of Liens provided for in the Intercreditor Agreement with respect to ABL Priority Collateral (as defined therein), (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement, (c) authorizes and instructs the Agent to enter into the Intercreditor Agreement as Agent and on behalf of such Lender and (d) agrees that the Agent may take such actions on behalf of such Lender as is contemplated by the terms of such Intercreditor Agreement. The foregoing provisions are intended as an inducement to the Lenders and to the lenders under the ABL Credit Agreement to extend credit to the Borrower and to permit the incurrence of Indebtedness under this Agreement and the ABL Credit Agreement, and such lenders are intended third party beneficiaries of such provisions.”

Provision for each Second Priority Security Document

“Reference is made to the Intercreditor Agreement, dated as of May 22, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among J.C. Penney Corporation, Inc., the other Grantors party thereto, JPMorgan Chase Bank, N.A., as Representative with respect to the ABL Credit Agreement (as defined therein), and Goldman Sachs Bank USA, as Representative with respect to the Term Loan Agreement (as defined therein). Notwithstanding anything herein to the contrary, the liens and security interests granted to the Agent pursuant to this Agreement and the exercise of any right or remedy by the Agent hereunder, in each case, with respect to the ABL Priority Collateral (as defined therein) are subject to the limitations and provisions of the Intercreditor Agreement. In the event of any inconsistency between the terms or conditions of this Agreement and the terms and conditions of the Intercreditor Agreement, the terms and conditions of the Intercreditor Agreement shall control.”

Annex II

[FORM OF] REPRESENTATIVE JOINDER AGREEMENT NO. [        ] dated as of [            ], 201[    ] (the “Representative Joinder Agreement”) to the INTERCREDITOR AND COLLATERAL COOPERATION AGREEMENT dated as of May 22, 2013 (the “Intercreditor Agreement”), among JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as Representative with respect to the ABL Credit Agreement, GOLDMAN SACHS BANK USA (“GS Bank”), as Representative with respect to Term Loan Agreement, J.C. PENNEY CORPORATION, INC. (the “Borrower”) and each of the other Grantors party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B. The Borrower and/or one or more of the other Grantors proposes to issue or incur additional [ABL Secured Obligations] [Term Loan Secured Obligations] and the Person identified in the signature pages hereto as the “Representative” (the “Additional Representative”) will serve as the agent, trustee, or other representative for the holders of such [ABL Secured Obligations] [Term Loan Secured Obligations]. The [ABL Secured Obligations] [Term Loan Secured Obligations] are being designated as such by the Borrower in accordance with Section 10 of the Intercreditor Agreement.

C. Accordingly, the Additional Representative and the Borrower agree as follows, for the benefit of the Additional Representative, the Borrower and each other party to the Intercreditor Agreement:

Section 1. Accession to the Intercreditor Agreement. The Additional Representative (a) hereby accedes and becomes a party to the Intercreditor Agreement as a Representative for the holders of the additional [ABL Secured Obligations] [Term Loan Secured Obligations] (the “Additional Secured Parties”), (b) agrees, for itself and on behalf of the Additional Secured Parties from time to time in respect of the additional [ABL Secured Obligations] [Term Loan Secured Obligations], to all the terms and provisions of the Intercreditor Agreement and (c) shall have all the rights and obligations of a Representative under the Intercreditor Agreement.

Section 2. Representations, Warranties and Acknowledgement of the Additional Representative. The Additional Representative represents and warrants to each other Representative and to the Secured Parties that (a) it has full power and authority to enter into this Representative Joinder Agreement, in its capacity as the Representative with respect to the additional [ABL Secured Obligations] [Term Loan Secured Obligations], (b) this Representative Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Representative Joinder Agreement and (c) the [ABL Loan Documents] [Term Loan Secured Obligations] relating to such additional [ABL Secured Obligations] [Term Loan Secured Obligations] provide that, upon the Additional Representative’s entry into this Representative Joinder Agreement, the secured parties in respect of such additional [ABL Secured Obligations] [Term Loan Secured Obligations] will be subject to and bound by the provisions of the Intercreditor Agreement.

Section 3. Counterparts. This Representative Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Joinder Agreement shall become effective when each other Representative shall have received a counterpart of this Representative Joinder Agreement that bears the signature of the Additional Representative. Delivery of an executed counterpart of a signature page to this Representative Joinder Agreement by telecopy or electronic image scan transmission (such as a “pdf” file) shall be effective as delivery of a manually signed counterpart of this Representative Joinder Agreement.

Section 4. Benefit of Agreement. The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the Intercreditor Agreement.

Section 5. Governing Law. THIS REPRESENTATIVE JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND (TO THE EXTENT APPLICABLE) THE BANKRUPTCY CODE.

Section 6. Severability. In the event any one or more of the provisions contained in this Representative Joinder Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 11.7 of the Intercreditor Agreement. All communications and notices hereunder to the Additional Representative shall be given to it at the address set forth under its signature hereto, which information supplements Section 11.7 of the Intercreditor Agreement.

Section 8. Expenses. The Borrower agrees to reimburse each Representative for its reasonable out-of-pocket expenses in connection with this Representative Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel for each Representative.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Additional Representative has duly executed this Representative Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF ADDITIONAL REPRESENTATIVE], as REPRESENTATIVE with respect to [NAME OF AGREEMENT] and holders of the [ ] Secured Obligations thereunder

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

Acknowledged by:

JPMORGAN CHASE BANK, N.A., as Representative with respect to the ABL Credit Agreement

By:
Name:
Title:

GOLDMAN SACHS BANK USA, as Representative with respect to the Term Loan Agreement

By:
Name:
Title:

[EACH OTHER REPRESENTATIVE], as Representative with respect to [the [ ] Agreement]

By:
Name:
Title:

Annex III

[FORM OF] GRANTOR JOINDER AGREEMENT NO. [        ] dated as of [            ], 201[         ] (the “Grantor Joinder Agreement”) to the INTERCREDITOR AND COLLATERAL COOPERATION AGREEMENT dated as of May 22, 2013 (the “Intercreditor Agreement”), among JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as Representative with respect to the ABL Credit Agreement, GOLDMAN SACHS BANK USA (“GS Bank”), as Representative with respect to Term Loan Agreement, J.C. PENNEY CORPORATION, INC. (the “Borrower”), and each of the other Grantors party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B. [            ], a Subsidiary of the Borrower (the “Additional Grantor”), has granted a Lien on all or a portion of its assets to secure [ABL Secured Obligations] [and] [Term Loan Secured Obligations] and such Additional Grantor is not a party to the Intercreditor Agreement.

C. The Additional Grantor wishes to become a party to the Intercreditor Agreement and to acquire and undertake the rights and obligations of a Grantor thereunder. The Additional Grantor is entering into this Grantor Joinder Agreement in accordance with the provisions of the Intercreditor Agreement in order to become a Grantor thereunder.

Accordingly, the Additional Grantor agrees as follows, for the benefit of the Representatives, the Borrower and each other party to the Intercreditor Agreement:

Section 1. Accession to the Intercreditor Agreement. The Additional Grantor (a) hereby accedes and becomes a party to the Intercreditor Agreement as a Grantor with the same force and effect as if originally named therein as a Grantor, (b) agrees to all the terms and provisions of the Intercreditor Agreement and (c) shall have all the rights and obligations of a Grantor under the Intercreditor Agreement.

Section 2. Representations, Warranties and Acknowledgment of the Additional Grantor. The Additional Grantor represents and warrants to each Representative and to the Secured Parties that this Grantor Joinder Agreement has been duly authorized, executed and delivered by such Additional Grantor and constitutes the legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3. Counterparts. This Grantor Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Grantor Joinder Agreement shall become effective when each other Representative shall have received a counterpart of this Grantor Joinder Agreement that bears the signature of the Additional Grantor. Delivery of an executed counterpart of a signature page to this Grantor Joinder Agreement by telecopy or electronic image scan transmission (such as a “pdf” file) shall be effective as delivery of a manually signed counterpart of this Grantor Joinder Agreement.

Section 4. Benefit of Agreement. The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the Intercreditor Agreement.

Section 5. Governing Law. THIS GRANTOR JOINDER AGREEMENT SHALL BE

GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND (TO THE EXTENT APPLICABLE) THE BANKRUPTCY CODE.

Section 6. Severability. In the event any one or more of the provisions contained in this Grantor Joinder Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 11.7 of the Intercreditor Agreement.

Section 8. The Additional Grantor agrees to reimburse each Representative for its reasonable out-of-pocket expenses in connection with this Grantor Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel for each Representative.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Additional Grantor has duly executed this Grantor Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF SUBSIDIARY]

By:
Name:
Title:

Acknowledged by:

JPMORGAN CHASE BANK, N.A., as Representative with respect to the ABL Credit Agreement

By:
Name:
Title:

GOLDMAN SACHS BANK USA, as Representative with respect to the Term Loan Agreement

By:
Name:
Title:

[EACH OTHER REPRESENTATIVE], as Representative with respect to [the [__] Agreement]

By:
Name:
Title: